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                              WORKERS COMPENSATION
                 LIMITED RISK QUOTA SHARE REINSURANCE AGREEMENT

                                 PLACEMENT SLIP


COMPANY:             Montlake Casualty Company Ltd.

REINSURER:           PAULA Insurance Company

COVERAGE
PERIODS: July 1, 1999, through December 31, 1999, and each 12 month period thereafter commencing January 1, 2000, until canceled.

BUSINESS
COVERED: All business written and classified by the Company as Workers Compensation and Employers Liability.

EXCLUSIONS:          A. Nuclear fission/fusion/radioactive material.

                     B. Second Injury Funds (other than the Federal Second
                        Injury Fund) or Residual Market Assessments.

                     C. Loss portfolio transfers.

                     D. Insolvency Funds.

                     E. Aggregate Workers Compensation policies.

                     F. Treaty/facultative reinsurance except policies written
                        by another carrier at Company's request and reinsured 100% by the Company.

                     Special acceptances may be requested in writing.

TERRITORY:           Worldwide.

LIMIT: 35% of the ultimate net loss, each and every occurrence, regardless of the number of policies involved, after losses ceded under the Company's excess of loss treaty program or facultative coverage, whether collectible or not, are computed, subject to the Aggregate Cover Limit.

                     "Occurrence" (except for losses arising from Occupational Disease or Cumulative Trauma as defined below) will mean any one accident, disaster, casualty, or loss or series of accidents, disasters, casualties, or losses arising out of or caused by one event.

                     With respect to Occupational Disease or Cumulative Trauma, all losses arising from each employee will be deemed a separate "occurrence". The date of loss for each occurrence will be the date when the compensable disability of the employee commences, or if there is no such disability, when the medical treatment commences.

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                     The terms "Occupation Disease" and "Cumulative Trauma" as
                     used in the Agreement will be defined by applicable state statues, regulations, or Federal law.

LOSS
EXPENSES:            Allocated loss adjustment expenses included within the
                     ultimate net loss. Unallocated loss adjustment expenses are not covered under this Agreement.
AGGREGATE
COVER LIMIT:        Covered losses and ceding commission for each coverage
                    period limited to 120% of ceded premium for such period.

PREMIUM: 35% of Gross Net Earned Premium (GNEP), payable monthly as earned.

                    GNEP is defined as the Company's Earned Premium for the Business covered less premiums ceded under the Company's excess of loss treaty program.

REPORTS: Monthly bordereaux within 15 days of the end of each month of premiums and losses. Initial report for months of July through October of 1999 due November 15, 1999. Settlement with bordereaux if balance is due the Reinsurer; if balance is due the Company, settlement due from the Reinsurer within 15 days after receipt of bordereaux.

CEDING
COMMISSION:         Company allowed a ceding commission of 15% of GNEP ceded.

ORIGINAL
CONDITIONS:         The liability of the Reinsurer will be subject in all
                    respects to the same interpretations, terms, rates, conditions, waivers, modifications, and alternations as the respective policies of the Company to which this Agreement relates. However, in no event will this be construed in any way to provide coverage outside the terms and conditions set forth in this Agreement.

                    The Company will be the sole judge as to what will constitute a claim or loss covered under the Company's policies and as to the Company's liability thereunder. The Company will, at its sole discretion, adjust, settle, or compromise all claims and losses. All such adjustments, settlements, and compromises will be unconditionally binding on the Reinsurer in proportion to its participation in this Agreement, provided they are within the terms and conditions of this Agreement. The Company will, likewise, at its sole discretion, commence, continue, defend, or withdraw from actions, suits, or proceedings and generally handle all matters related to all claims and losses, and all payments make and costs and expenses incurred in connection therewith, or in taking legal advice therefor, will be shared by the Reinsurer.

                    When so requested, however, the Company will afford the Reinsurer, at the Reinsurer's own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement,

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                    and the Company and the Reinsurer will cooperate in every
                    aspect of such defense.

WARRANTY:           Company warrants that it shall maintain inforce an excess of loss treaty program per the attached except that carriers of comparable financial condition may be utilized.

OTHER
PROVISIONS:         Access to Records Clause
                    Arbitration Clause
                    Currency (U.S. Dollars) Clause
                    Delays, Errors, or Omissions Clause
                    90% ECO/90% ELL (counsel and concur) - included within
                      ultimate net loss
                    Entire Agreement and Amendments Clause
                    Insolvency Clause
                    Settlements Clause
                    Salvage & Subrogation Clause
                    Net Retained Liability Clause
                    Offset Clause
                    Tax Clause
                    Ultimate Net Loss Clause - UNL to include any
                      deductible under the insured's policy


AGREED TO:

On behalf of Montlake Casualty             On behalf of PAULA Insurance Company
Company Ltd.

/s/ R.S. Clark                             /s/ Jeffrey A. Snider
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Signed                                     Signed

President                                  President and CEO
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Title                                      Title

November 12, 1999                          November 12, 1999
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Date                                       Date

/s/ Keith Johnston                         /s/ James A. Nicholson
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Attest                                     Attest